EXHIBIT 99.1

MEDIA CONTACT:
Jeff Baker	Bill Bartkowski
President	Partner
Analysts International	MeritViewPartners
Phone: (952) 835-5900	Phone: (612) 605-8616
jpbaker@analysts.com	bartkowski@meritviewpartners.com

Analysts International Announces Management Succession

CEO LaVelle to Retire December 31, 2005, Remain as Board Chairman;
Baker to Succeed as Chief Executive Officer

MINNEAPOLIS, December 6, 2005 — Analysts International (NASDAQ: ANLY) today announced that, pursuant to its previously disclosed succession plan, Michael J. LaVelle, 66, will retire as the Company’s Chief Executive Officer, effective December 31, 2005. LaVelle will continue to serve as the Chairman of the Company’s Board of Directors and will serve as a Company consultant, as needed, during the management transition. He will be succeeded as Chief Executive Officer by Jeffrey P. Baker, 42, Company President.

LaVelle joined the Company in 1989, serving in a series of executive management positions, until being named President in late 1999. He was named Chief Executive Officer in May of 2002 and elected Chairman of the Company’s Board of Directors in June of 2004.

“It’s been an exciting and challenging time for the Company and for our industry. Through it all I have been very pleased and encouraged by the resilience and vitality of our Company and our employees. Now that we clearly look to turn the corner with respect to growth and profitability, it’s with great confidence that I hand the reins to Jeff. It has been an honor to lead this Company and its dedicated, loyal employees,” LaVelle commented.

Baker joined the Company as President in June of 2004. Prior to joining the Company, Baker was a partner with PricewaterhouseCoopers (PwC). During his 17-year tenure with PwC, Baker served in a variety of roles, including working in the Chairman’s office to lead Corporate Development activities in Europe and in Asia Pacific theatres, and leading the efforts to separate the Firm’s Management Consulting and Technology division where he later served on the Executive Leadership Team. In addition, he advised some of the firm's premier clients on large-scale M&A transactions.

“I’d like to thank Mike for his dedication and leadership in guiding the Company through challenging times,” Baker stated. “I look forward to serving Analysts International, its customers, shareholders, employees and management as Chief Executive Officer as we strive to meet the challenges and maximize the opportunities that lie ahead.”

About Analysts International
Headquartered in Minneapolis, Analysts International is a diversified IT services company. In business since 1966, the company has sales and customer support offices in the United States and Canada. Lines of business include Full Service Staffing, which provides high demand resources for supporting a client's IT staffing needs; Solutions Services, which provides infrastructure services and business solutions; and Outsourcing Services, which provides onshore and offshore strategic solutions. The company partners with best-in-class IT organizations, allowing access to a wide range of expertise, resources and expansive geographical reach. For more information, visit http://www.analysts.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995
This Press Release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as “believe,”“expect,”“anticipate,”“plan,”“potential,”“continue” or similar expressions. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Statements made in this Press Release by Michael J. LaVelle, Chairman and CEO, Jeffrey P. Baker, President, and Analysts regarding: (i) the Company’s expected return to growth and profitability; and (ii) the Company maximizing its business opportunities are forward-looking statements. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which LaVelle, Baker or Analysts expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (i) the risk that Analysts’ reorganization actions will not produce revenue growth and profitability in the fourth quarter; (ii) the risk that Analysts will lose one or more contracts that adversely impact its growth and profitability; (iii) Analysts’ reorganization adversely affects its competitiveness in the marketplace; and (iv) other economic, business, competitive and/or regulatory factors affecting Analysts’ business generally, including those set forth in Analysts’ filings with the SEC, including its Annual Report on Form 10-K for its most recent fiscal year, especially in the Management’s Discussion and Analysis section, its most recent Quarterly Report on Form 10-Q and its Current Reports on Form 8-K. All forward-looking statements included in this Press Release are based on information available to Analysts on the date of the press release. Analysts undertakes no obligation (and expressly disclaims any such obligation) to update forward-looking statements made in this transcript to reflect events or circumstances after the date of this press release or to update reasons why actual results would differ from those anticipated in such forward-looking statements.

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